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                                                                     Exhibit 8.1

                   [PILLSBURY MADISON & SUTRO LLP LETTERHEAD]


                                December 11, 1997


Zilog, Inc.
210 East Hacienda Avenue
Campbell, CA 95008-6600

Ladies and Gentlemen:

        With reference to the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Zilog, Inc., a Delaware corporation ("Zilog"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of its common stock, par value $0.01 per share, to be issued in connection with the merger described in the Registration Statement (the "Merger") of TPG Zeus Acquisition Corporation, a Delaware corporation wholly owned by TPG Partners II, L.P., with and into Zilog, in our opinion the discussion under the caption "The Merger-Federal Income Tax Consequences" in the Registration Statement sets forth the material United States federal income tax considerations generally applicable to the Merger.

        We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name in the Registration Statement and in the Proxy Statement/Prospectus included therein.


                                               Very truly yours,

                                               /s/ PILLSBURY MADISON & SUTRO LLP